SUBSCRIPTION AGREEMENT

      THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of February ___, 2004, is by and among BVR Technologies Ltd., a company organized under the laws of the State of Israel (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

      WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase for $750,000 in the aggregate (the "Purchase Price") the Company's ordinary shares, NIS .01 par value per share (the "Ordinary Shares"), at a per share Purchase Price of USD$.09, and Class A, Class B and Class C share purchase warrants (the "Warrants") at an aggregate Purchase Price of $75,000, in the form attached hereto as Exhibits A, B and C, to purchase Ordinary Shares (the "Warrant Shares") at the rate of one A Warrant Share, one B Warrant Share and one C Warrant Share for each one Ordinary Share which shall be purchased on the Closing Date (as defined in Section 13(b) of this Agreement). The Ordinary Shares to be purchased hereunder (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

      WHEREAS, the aggregate proceeds of the sale of the Ordinary Shares and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit D (the "Escrow Agreement").

      All references herein to Ordinary Shares are deemed to refer to Ordinary Shares of the Company after giving effect to the adoption by the Shareholders of all the Proposals described in a Form 6-K filed by the Company on January 21, 2004 with the Commission (the "Acquisition Proxy"). All references to dollars herein shall mean United States Dollars.

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

            1. Purchase and Sale of Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions to Closing set forth in this Agreement, (a) each Subscriber shall purchase the number of Ordinary Shares designated on the signature page hereto for the portion of the Purchase Price indicated on the signature page hereto and the amount of Warrants designated on the signature page, and (b) the Company shall sell such Ordinary Shares and Warrants to such Subscriber. The Purchase Price for the Ordinary Shares and Warrants shall be paid in cash.

            2. Escrow Arrangements; Form of Payment. Upon execution hereof by the parties and pursuant to the terms of the Escrow Agreement, each Subscriber agrees to make the deliveries required of such Subscriber as set forth in the Escrow Agreement and the Company agrees to make the deliveries required of the Company as set forth in the Escrow Agreement.

            3. Warrant Exercise Price. The per Warrant Share exercise price to acquire an A Warrant Share shall be $.35 per A Warrant; $.15 per B Warrant and $.50 per C Warrant. The A Warrants and C Warrants shall be exercisable from and after the Issue Date (as defined in the Warrant) and for thirty-six (36) months thereafter and shall be subject to call as described in the Warrant. A C Warrant may be exercised by a holder of a C Warrant only as to the same number of Warrant Shares as such holder has exercise a B Warrant. The B Warrants will be exercisable commencing on the actual date that a registration statement described on Section 11 of this Agreement has been declared effective by the Commission ("Actual Effective Date"), and for the first sixty (60) days of effectiveness of such registration statement.

            4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                  (a) Information on the Company. The Subscriber has been furnished with, or has obtained from the EDGAR website of the Commission, the Company's Form 20-F for the fiscal year ended December 31, 2002 as filed with the Commission, together with all subsequently filed Forms 6-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. The Subscriber acknowledges that it has been afforded the opportunity to ask questions and receive answers from duly authorized representatives of the Company concerning the Company's business, operations, financial condition, management and the terms and conditions of the sale of the Shares and the Warrants pursuant to this Agreement.

                  (b) Information on the Subscriber. The Subscriber is, and will be at the time of the exercise of any of the Warrants, an "accredited investor", as such term is defined in Regulation D, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

                  (c) Purchase of Shares and Warrants. On the Closing Date, the Subscriber will purchase the Shares and Warrants as principal for its own account and not with a view to any resale or distribution thereof.

                  (d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein, upon which the Company is relying in determining the availability of an exemption from such registration and the eligibility of the Subscriber to purchase the Securities), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

                  (e) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

            "THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THESE ORDINARY SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BVR TECHNOLOGIES LTD. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (f) Warrants Legend. The Warrants shall bear the following or similar legend:

            "THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE ORDINARY SHARES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BVR TECHNOLOGIES LTD. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (g) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                  (h) Authority; Enforceability. This Agreement, the Escrow Agreement and any other agreements delivered together with this Agreement or to be delivered in connection herewith have been and will be duly authorized, executed and delivered by the Subscriber, no other action on the part of the Subscriber or its equity holders being necessary or required, and are legal, valid and binding agreements of the Subscriber enforceable against the Subscriber in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Subscriber is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Subscriber has full corporate power and authority necessary to enter into this Agreement, the Escrow Agreement and any other agreements delivered together with this Agreement and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

                  (i) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Subscriber is required for execution of this Agreement, and all other agreements entered into by the Subscriber relating thereto, and the performance of the Subscriber's obligations hereunder and under all other agreements delivered herewith or to be delivered in connection with this Agreement.

                  (j) No Violation or Conflict. The execution and delivery of this Agreement by the Subscriber does not, and the performance by the Subscriber of its obligations under this Agreement and all other agreements entered into by the Subscriber relating thereto by the Subscriber will not violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the charter, limited liability company agreement or other comparable organizational documents of the Subscriber, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Subscriber of any court, governmental agency or body, or arbitrator having jurisdiction over the Subscriber or over the properties or assets of the Subscriber, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, indenture, lease, mortgage, deed of trust or other instrument to which the Subscriber is a party, by which the Subscriber is bound, or to which any of the properties of the Subscriber is subject.

                  (k) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date.

                  (l) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of two years.

            5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

                  (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted and as contemplated in the Reports. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

                  (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable.

                  (c) Authority; Enforceability. This Agreement, the Warrants, the Escrow Agreement and any other agreements delivered together with this Agreement or to be delivered in connection herewith have been and will be duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity and except for provisions relating to indemnity and contribution to the extent prohibited by public policy or that might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of an indemnified party. The Company has full corporate power and authority necessary to enter into this Agreement, the Warrant, the Escrow Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

                  (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's Ordinary Shares or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any Ordinary Shares or equity of the Company or other equity interest in any of the subsidiaries of the Company except as described on Schedule 5(d), or the Reports. Except as disclosed on Schedule 5(d), the Company has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied.

                  (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body, voluntary association, OTC Bulletin Board ("Bulletin Board"), or arbitrator having jurisdiction over the Company, or any of its affiliates or the Company's shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company's obligations hereunder and under all other agreements delivered herewith or to be delivered in connection with this Agreement.

                  (f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                        (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under (A) the Articles of Association of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or any of its affiliates is a party, except with respect to each of clauses (A), (B), (C) and (D) above, the violation, conflict, breach, or default of which would not have a material adverse effect on the Company, or the Company's ability to fulfill its obligations under this Agreement and any other agreement delivered or to be delivered in connection herewith; or

                        (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, its subsidiaries or any of its affiliates; or

                        (iii) will result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other debt or equity holder of the Company.

                  (g) The Securities. The Securities upon issuance:

                        (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and applicable state and foreign securities laws;

                        (ii) have been, or will be, duly and validly authorized and on the date of issuance, and upon exercise of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be freely transferable and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act and applicable state securities laws);

                        (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities or debt or other agreements of the Company; and

                        (iv) will not subject the holders thereof to personal liability by reason of being such holders.

                  (h) Litigation. There is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered or to be entered into by the Company relating hereto. Except as disclosed in the Reports, there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates, which action, suit, proceeding or investigation if adversely determined could have a material adverse effect on the Company.

                  (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of ordinary shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

                  (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

                  (k) Information Concerning the Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the most recent audited and unaudited financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Company's business, financial condition or affairs. As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Stop Transfer. The Securities, when issued, will be restricted securities. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by applicable federal, state or foreign securities laws. The Company will not issue any stop transfer or other order impeding the sale, resale or delivery of the Securities unless contemporaneous notice of such instruction is given to the Subscriber.

                  (m) Defaults. The Company is not in violation of its Articles of Association. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

                  (n) No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the best of the Company's knowledge, any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior or contemporaneous offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offer of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

                  (o) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

                  (p) Listing. The Company's Ordinary Shares are quoted on the Bulletin Board. The Company has not received any oral or written notice that its Ordinary Shares will be delisted from the Bulletin Board nor that its Ordinary Shares do not meet all requirements for the continuation of such listing, trading and quotation. As of the date of this Agreement and the Closing Date, the Company satisfies and will satisfy the requirements for the continued listing, trading and quotation of its Ordinary Shares on the Bulletin Board.

                  (q) No Undisclosed Liabilities. Except for liabilities incurred in the ordinary course of the Company's businesses since December 31, 2002 which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition, the Company has no liabilities or obligations that, individually or in the aggregate, are material and are not disclosed in the Reports and Other Written Information. The Company is a major shareholder of Coresma Ltd. Coresma Ltd. is currently insolvent. The Company intends to attempt to restructure Coresma
Ltd.'s indebtedness. No assurances are given that such attempts will be successful.

                  (r) No Undisclosed Events or Circumstances. Since December 31, 2002, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

                  (s)  Capitalization.  The  authorized  and  outstanding  share capital of the Company as of the date of this Agreement and the Closing Date are set forth on Schedule 5(s). Except as set forth in the Reports and Other Written Information, Schedule 5(d) and Schedule 5(s), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding Ordinary Shares of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

                  (t) Dilution. The Company's executive officers and directors have studied and fully understand the nature of the Securities being offered and sold hereby and recognize that they have a potential dilutive effect on the interests of other holders of the Company's securities. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company.

                  (u) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing between the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

                  (v) Investment Company. The Company is not, and is not an Affiliate (as defined in Rule 405 under the 1933 Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (w) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

                  (x) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of two years.

            6. Legal Opinions. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from Philips Nizer, the Company's United States legal counsel, and an opinion reasonably acceptable to the Subscriber from the Company's Israeli legal counsel, Bach, Arad, Scharf, as to the matters set forth in Exhibit E. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the public or private resale of the Shares, exercise of the Warrants and public or private resale of the Warrant Shares.

            7. Broker. The Company on the one hand, and each Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions.

            8. Legal Fee/Escrow Agent. The Company shall pay to Grushko & Mittman, P.C., legal fees of $15,000 ("Legal Fees") as reimbursement for services rendered in connection with this Agreement and the purchase and sale of the Ordinary Shares and the Warrants (the "Offering") and acting as Escrow Agent for the Offering. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.

            9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

                  (a) Stop Orders. The Company will advise the Subscribers promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Ordinary Shares of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  (b) Listing. If applicable, the Company shall promptly secure the listing of the Ordinary Shares to be purchased hereunder and the Warrant Shares upon each national securities exchange, or automated quotation system, or any other market or forum upon which the ordinary shares are then listed (subject to official notice of issuance) and shall maintain such listing so long as any Securities are outstanding. The Company will maintain the quotation of its ordinary shares on the Bulletin Board (the "Principal Market"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Ordinary Shares from the Principal Market.

                  (c) Market Regulations. If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

                  (d) Reporting Requirements. From the Closing Date and until at least two (2) years after the sooner of (i) the actual effective date of the Registration Statement described in Section 11.1(iv) hereof, or (ii) until all the Shares and Warrant Shares have been resold pursuant to the Registration
Statement (as defined in Section 11.1(iv)), the Company will (i) use commercially reasonable efforts to cause its ordinary shares to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (ii) comply in all material respects with its reporting and filing obligations under the 1934 Act,
(iii) comply in all material respects with all reporting requirements that are applicable to an issuer with a class of ordinary shares registered pursuant to
Section 12(b) or 12(g) of the 1934 Act, as applicable, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use commercially reasonable efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the sooner of (i) two (2) years after the actual effective date of the Registration Statement described in Section 11.1(iv) hereof, or (ii) until all the Shares and Warrant Shares have been resold pursuant to the Registration Statement (as defined in Section 11.1(iv)).

                  (e) Use of Proceeds. The Company undertakes to use the proceeds of the Subscribers' funds for the purposes set forth on Schedule 9(e) hereto. A deviation from the use of proceeds set forth on Schedule 9(e) of more than 10% per item or more than 20% in the aggregate shall be deemed a material breach of the Company's obligations hereunder. Except as set forth on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding redeemable notes or equity instruments of the Company nor non-trade obligations outstanding on the Closing Date.

                  (f) Reservation of Ordinary Shares. The Company undertakes to reserve from its authorized but unissued Ordinary Shares, at all times that Warrants remain outstanding, a number of Ordinary Shares equal to the number of Ordinary Shares issuable upon exercise of the Warrants.

                  (g) Taxes. For a period of two (2) years after the date hereof, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

                  (h) Insurance. For a period of two (2) years after the date hereof, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

                  (i) Books and Records. For a period of two (2) years after the date hereof, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                  (j) Governmental Authorities. For a period of two (2) years after the date hereof, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                  (k) Intellectual Property. For a period of two (2) years after the date hereof, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  (l) Properties. For a period of two (2) years after the date hereof, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions and improvements thereto in accordance with reasonable business practices; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

                  (m) Confidentiality. For a period of two (2) years after the date hereof, the Company agrees that, except in the Registration Statement, it will not disclose publicly or privately the identity of any Subscriber unless expressly agreed to in writing by such Subscriber or only to the extent required by United States or Israeli law and then only upon ten days prior notice to such Subscriber. Subject to the foregoing, the Company agrees to publicly disclose the transactions described in this Agreement within two business days after the Closing.

                  (n) Blackout.  The Company undertakes and covenants that until the first to occur of (i) ninety (90) days after the effective date of the registration statement described in Section 11.1(iv), or (ii) until all the Shares and Warrant Shares have been resold pursuant to said registration statement, the Company will not enter into any acquisition, merger, exchange or sale or other transaction that could have the effect of delaying the effectiveness of any pending registration statement, causing an already effective registration statement to no longer be effective or current, or require the filing of an amendment to an already effective registration statement.

                  (o) S-8. The Company will not file a Form S-8 with the Commission during the Exclusion Period (as defined in Section 12(a) of the Agreement) without the consent of the Subscriber, except in connection with employee stock option plans.

            10.   Covenants   of   the   Company   and   Subscriber    Regarding
Indemnification.

                  (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

                  (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribes relating hereto.

                  (c) The procedures set forth in Section 11.6 shall apply to the indemnifications set forth in Sections 10(a) and 10(b) above.

            11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

                  (i) On one occasion, for a period commencing ninety-one (91) days after the Closing Date, but not later than two years after the Closing Date ("Request Date"), the Company, upon a written request therefor from any record holder or holders of more than 50% of the Shares issued in the Offering and outstanding Warrant Shares shall prepare and file with the Commission a registration statement under the 1933 Act covering the Ordinary Shares and Warrant Shares (collectively "Registrable Securities"), which are the subject of such request. For purposes of Sections 11.1(i) and 11.1(ii), Registrable Securities shall not include Securities which are included in an effective registration statement, included for registration in a pending registration statement or which have been resold pursuant to an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 11.1(i).

                  (ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least 15 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 10 days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this
Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of Ordinary Shares, the number of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the requesting holder in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1(ii) without thereby incurring any liability to the requesting holder.

                  (iii) If, at the time any written request for registration is received by the Company pursuant to Section 11.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account and the Company actually does file such other registration statement, such written request shall be deemed to have been given pursuant to Section 11.1(ii) rather than Section 11.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 11.1(ii).

                  (iv) The Company shall file with the Commission not later than thirty (30) days after the Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective within ninety
(90) days after the Closing Date (the "Effective Date"), a Form F-1 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act. The Company will register in the Registration Statement not less than a number of Ordinary Shares that is equal to the number of the Shares and Warrant Shares. The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber, and not issued, employed or reserved for anyone other than each Subscriber. Such Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 11.1(iv) without the written consent of Subscribers holding a majority of the Ordinary Shares sold in this Offering.

            11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1(i), 11.1(ii), or (iv) to effect the registration of any shares of Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

                  (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by
Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities (the "Sellers") notice of the filing and effectiveness of such registration statement;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period ending on the sooner of (i) two (2) years from the Closing Date, or (ii) the distribution contemplated in such registration statement having been completed, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to the Seller, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                  (d) use reasonable efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Ordinary Shares of the Company are then listed;

                  (f) immediately notify the Seller when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                  (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Seller, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Seller, attorney, accountant or agent in connection with such registration statement.

            11.3 Provision of Documents. In connection with each registration described in this Section 10, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

            11.4. Non-Registration Events. The Company and the Subscribers agree that the Seller will suffer damages if any registration statement required under
Section  11.1(iv)  above  is not  filed  by the  Filing  Date  and not  declared effective by the Commission by the Effective Date, and any registration statement required under Section 11.1(i) or 11.1(ii) is not filed within 60 days after written request and declared effective by the Commission within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement on Form F-1 or such other form described in Section 11.1(iv) is not filed on or before the Filing Date or is not declared effective on or before the sooner of the Effective Date, or within ten (10) business days of receipt by the Company of a written or oral communication from the Commission that the registration statement described in Section 11.1(iv) will not be reviewed, (ii) if the registration statement described in Sections 11.1(i) or 11.1(ii) is not filed within 60 days after such written request, or is not declared effective within 120 days after such written request, or (iii) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or during which the Company suspends the use of the Registration Statement for a period of time which shall exceed thirty (30) days in the aggregate per year or more than fifteen (15) consecutive days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this
Section 11.4 is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty days or part thereof of the greater of the (i) market value based on the average of the Closing Prices, or (ii) Purchase Price of the Shares and actually paid "Purchase Price" (as defined in the Warrants) of the Warrant Shares, for each thirty (30) days or part thereof during the pendency of such Non-Registration Event, for the Registrable Securities owned of record by such holder as of or subsequent to the occurrence of such Non-Registration Event during each such thirty (30) day period or part thereof. The Liquidated Damages that accrue during the initial thirty (30) days of a Non-Registration Event related to the Effective Date shall be waived, provided such default is cured within thirty (30) days of the Effective Date. Payments to be made pursuant to this Section 11.4 shall be payable in cash and due and payable within ten (10) business days after the end of each thirty (30) day period or part thereof. A registration that is filed but withdrawn prior to being declared effective shall be deemed not to have been filed for purposes of this Section 11.4.

            11.5 Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "Selling Expenses". The Company will pay all Registration Expenses in connection with the registration statement under
Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Sellers and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

            11.6 Indemnification and Contribution.

                  (a)  In  the  event  of  a  registration  of  any  Registrable
Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages  or  liabilities,  joint  or  several,  to  which  the  Seller,  or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of
Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller, any officer of the Seller, any director of the Seller, any underwriter of such Registrable Securities or any other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, the Seller will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933
Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            11.7 Delivery of Unlegended Shares.

                  (a) Within five (5) business days (such fifth business day, the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Registrable Securities have been sold either pursuant to the Registration Statement or Rule 144 under the 1933 Act,
(ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable, have been satisfied, and (iii) the original share certificates representing the Ordinary Shares that have been sold, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, for the delivery of Ordinary Shares without any legends including the legends set forth in Sections 4(e) and 4(f) above, issuable pursuant to any effective and current registration statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold Ordinary Shares, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

                  (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefore do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

                  (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof beyond the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty
(30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to purchase all or any portion of the Shares and Warrant Shares subject to such default at a price per share equal to 130% of the Purchase Price of such Shares and Warrant Shares. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

                  (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares within ten
(10) calendar days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of Ordinary Shares to deliver in satisfaction of a sale by such Subscriber of the Ordinary Shares which the Subscriber anticipated receiving from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Ordinary Shares so purchased exceeds (B) the aggregate purchase price of the Ordinary Shares delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Ordinary Shares delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

            12. (a) Offering Restrictions. Except as disclosed in the Reports or Other Written Information filed with the Commission or made available to the Subscriber prior to the Closing Date, or in connection with (i) employee stock options or compensation plans, (ii) as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, or (iii) as may have been described in the Reports or Other Written Information prior to the Closing Date (collectively "Excepted Issuances"), the Company will not issue any equity, convertible debt or other securities convertible into common stock on any terms more favorable to such other investor than any of the terms of the Offering, until after 180 days after the registration statement to be filed with the Commission pursuant to Section 11.1(iv) hereof is actually declared effective by the Commission (the "Exclusion Period") without the prior written consent of the Subscriber, which consent may be withheld for any reason.

                  (b) Reset Option. At any time commencing on the Filing Date until thirty (30) days after the Actual Effective Date, if the closing bid price of the Ordinary Shares as reported by Bloomberg L.P. for the Principal Market, is less than $.08 for five consecutive trading days ("Lookback Period"), then each Subscriber may exercise a reset option ("Reset Option") in connection with the amount of Ordinary Shares held by such Subscriber on the date notice is given to the Company by such Subscriber ("Notice Date") of its election to exercise the Reset Option. The Company shall issue additional Ordinary Shares ("Additional Shares") to the notifying Subscriber so that the average purchase price of the Ordinary Shares held on the Notice Date together with the Additional Shares is equal to eighty percent (80%) of the average closing bid prices of the Ordinary Shares during the Lookback Period. For purposes of the calculation described in the previous sentence, the per share Purchase Price of the Ordinary Shares held on a Notice Date shall be deemed to have been ten cents ($.10). The Company must deliver the Additional Shares to the Subscriber not later than five (5) business days after the Notice Date. The Subscriber is granted the registration rights described in Section 11 hereof in relation to such Additional Shares except that the Filing Date and Effective Date vis-a-vis such Additional Shares shall be, respectively, the sixtieth (60th) and one hundred and twentieth (120th) date after the Notice Date. The rights of the Subscriber set forth in this Section 12(b) are in addition to any other rights the Subscriber has pursuant to this Agreement and any other agreement referred to or entered into in connection herewith.

            13. Miscellaneous.

                  (a)  Notices.  All  notices,  demands,   requests,   consents,
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: BVR Technologies Ltd., 1 Azrieli Center, Tel Aviv, 61337 Israel, Attn: Orly Tsioni, Adv., telecopier:
011-972-3-608-7713, with a copy by telecopier only to: Bach, Arad, Scharf, 2 Hashalom Road, Tel Aviv 67892 Israel, Attn: Ehud Arad, Adv., telecopier:
011-972-3-5625304, and (ii) if to the Subscribers, to: the address and telecopier number indicated on the signature page hereto, with a copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

                  (b) Closing. The consummation of the transactions contemplated herein ("Closing") shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price of the Offering is transmitted by wire transfer or otherwise to the Company (the "CLOSING DATE"). IT IS A CONDITION OF CLOSING THAT ALL OF THE MATTERS PRESENTED TO THE SHAREHOLDERS OF THE COMPANY AS DESCRIBED IN THE ACQUISITION PROXY BE ADOPTED BY THE COMPANY'S SHAREHOLDERS SUBSTANTIALLY AS SET FORTH IN THE ACQUISITION PROXY AND THE CLOSING UNDER THE AGREEMENT (AS DEFINED IN THE ACQUISITION PROXY) OCCURS ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS DESCRIBED IN SUCH AGREEMENT, A COPY OF WHICH HAS BEEN DELIVERED TO SUBSCRIBERS EXCEPT THAT THE RECIPIENTS OF THE COMPANY'S SHARES PURSUANT TO THE AGREEMENT MAY WAIVE DELIVERY OF SUCH SHARES OR DESIGNATE ALTERNATE RECIPIENTS FOR SUCH SHARES.

                  (c) Entire Agreement; Assignment. This Agreement, the Warrants, the Escrow Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the party to be affected. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party; provided, however, that any party may assign this Agreement or any of its rights or obligations hereunder, upon notice to the other parties, to the assigning party's successor pursuant to a sale, merger or other consolidation of the Company. In such event, such assignee shall be bound by the terms and conditions of this Agreement.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original  and, all of which taken  together  shall  constitute  one and the same
Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of the State of New York located in New York County or the federal courts located in New York County in the State of New York. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                  (f) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                  (g) Independent Nature of Subscribers' Obligations and Rights. The obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscriber hereunder, and no such Subscriber shall be responsible in any way for the performance of the obligations of any other hereunder.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        BVR TECHNOLOGIES LTD.
                                        A company organized under the laws of
                                        the State of Israel


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated: February _____, 2004

--------------------------------------------------------------------------------------------------------------------------------
SUBSCRIBER                                                      PURCHASE PRICE         SHARES               WARRANTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                $300,000.00                                 One A Warrant
                                                                                                            One B Warrant
                                                                                                            One C Warrant for
                                                                                                            each Share purchased

----------------------------------------
(Signature)
PLATINUM PARTNERS VALUE ARBITRAGE FUND LP
Attn: Mark Nordlicht, Managing Member of the GP
152 West 57th Street
New York, New York 10019
Fax: (212) 581-0002
--------------------------------------------------------------------------------------------------------------------------------

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        BVR TECHNOLOGIES LTD.
                                        A company organized under the laws of
                                        the State of Israel


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated: February _____, 2004

--------------------------------------------------------------------------------------------------------------------------------
SUBSCRIBER                                                      PURCHASE PRICE         SHARES               WARRANTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                $200,000.00                                 One A Warrant
                                                                                                            One B Warrant
                                                                                                            One C Warrant for
                                                                                                            each Share purchased

----------------------------------------
(Signature)
PLATINUM PARTNERS GLOBAL MARCRO FUND
Attn: Mark Nordlicht, Managing Member of the GP
152 West 57th Street
New York, New York 10019
Fax: (212) 581-0002
--------------------------------------------------------------------------------------------------------------------------------

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        BVR TECHNOLOGIES LTD.
                                        A company organized under the laws of
                                        the State of Israel


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated: February _____, 2004

--------------------------------------------------------------------------------------------------------------------------------
SUBSCRIBER                                                      PURCHASE PRICE         SHARES               WARRANTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                $125,000.00                                 One A Warrant
                                                                                                            One B Warrant
                                                                                                            One C Warrant for
                                                                                                            each Share purchased

----------------------------------------
(Signature) COLBART BIRNET LP
1045 46th Street
Brooklyn, New York 11219
Attn: Ezra Birnbaum, General Partner
Fax: (178) 435-7164
--------------------------------------------------------------------------------------------------------------------------------

                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                        BVR TECHNOLOGIES LTD.
                                        A company organized under the laws of
                                        the State of Israel


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        Dated: February _____, 2004

--------------------------------------------------------------------------------------------------------------------------------
SUBSCRIBER                                                      PURCHASE PRICE         SHARES               WARRANTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                $125,000.00                                 One A Warrant
                                                                                                            One B Warrant
                                                                                                            One C Warrant for
                                                                                                            each Share purchased

----------------------------------------
(Signature) 196 BEACH 113 CORP.
1360 Ocean Parkway, Suite 4K
Brooklyn, New York 11230
Attn: Menachem Peretz, President
Fax: (718) 435-7164
--------------------------------------------------------------------------------------------------------------------------------

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A      Form of A Warrant

Exhibit B      Form of B Warrant

Exhibit C      Form of C Warrant

Exhibit D      Escrow Agreement

Exhibit E      Form of Legal Opinion

Schedule 5(d)  Additional Issuances

Schedule 5(s)  Capitalization

Schedule 9(e)  Use of Proceeds